Exhibit 10.1

EXECUTION COPY

COOPERATION AGREEMENT

This COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of May 9, 2024, by and among Presidio Property Trust, Inc., a Maryland corporation (the “Company”), and the entities and individuals set forth on the signature pages hereto (collectively with each of their respective Affiliates, the “Investor Group”).

WHEREAS, as of the date hereof, the Investor Group beneficially owns, in the aggregate, 1,103,655 shares of the Company’s Series A Common Stock, $0.01 par value per share (the “Common Stock”), including 105,912 shares of Common Stock issuable upon the exercise of certain warrants;

WHEREAS, on December 19, 2023, Zuma Capital Management, LLC (“Zuma Capital Management”) submitted a letter to the Company (as supplemented thereafter from time to time, the “Nomination Notice”) nominating certain director candidates to be elected to the Board of Directors of the Company (the “Board”) at the 2024 annual meeting of stockholders of the Company (the “2024 Annual Meeting”);

WHEREAS, certain members of the Investor Group have engaged in discussions with the Company regarding the appointment of certain new director candidates to the Board; and

WHEREAS, the Company and the Investor Group have determined to come to an agreement with respect to the composition of the Board and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	Board Composition and Related Matters.

(a) The Company agrees that (i) effective immediately following the execution and delivery of this Agreement, the Board and all applicable committees of the Board will take all necessary actions (including increasing the size of the Board by one directorship) to appoint Elena Piliptchak (the “New Director”) as a Class III director to the Board with an initial term expiring at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). Zuma Capital Management agrees that automatically and without any additional action by any Party, simultaneously with the execution of this Agreement, Zuma Capital Management will be deemed to have irrevocably withdrawn the Nomination Notice and will cease all solicitation efforts in connection with the Nomination Notice and the 2024 Annual Meeting. The Company agrees that, subject to applicable law, rule, or regulation (including the applicable rules and regulations of the SEC and Nasdaq (each as defined below)), until the Termination Date (as defined below), the New Director shall be given the same due consideration for membership to each committee of the Board as any other independent director, and in any event, the Company agrees that the New Director shall be appointed to at least two (2) of the Board’s committees within fourteen (14) days of the date hereof, including the Nominating and Corporate Governance Committee (the “NCGC”) and that the second committee appointment shall be to the Audit Committee, the Compensation Committee, or a newly constituted Strategy Committee; provided that, with respect to such committee appointment(s), the New Director is and continues to remain eligible to serve as a member of such committee pursuant to applicable law, rule, or regulation (including the applicable rules and regulations of the SEC and Nasdaq) that are applicable to the composition of such committee.

(b) Zuma Capital Management acknowledges that the New Director, upon election to the Board, shall serve as a member of the Board and shall comply with the terms of the Company’s charter (as may be amended and supplemented from time to time, the “Charter”), Second Amended and Restated Bylaws (as may be amended from time to time, the “Bylaws”), committee charters, and corporate governance, ethics, conflict of interest, confidentiality, Regulation FD, stock ownership and trading policies and guidelines and similar governance documents, policies, procedures, processes, codes, rules, standards and guidelines that are applicable to all of the Company’s non-employee directors, in each case as currently in effect and as amended from time to time (collectively, the “Company Policies”). The members of the Investor Group acknowledge that, unless otherwise informed by the Company in writing, (i) they do not have the right to request or receive confidential information concerning the Company from the New Director; and (ii) neither the Company nor the Board has authorized the New Director to share any such confidential information with any member of the Investor Group.

(c) The New Director will be entitled to the same director benefits as other non-employee members of the Board, including, but not limited to, (i) compensation for such director’s service as a director and reimbursement of such director’s reasonable out-of-pocket expenses incurred after joining the Board and in connection with service on the Board, in each case on the same basis as all other non-employee directors of the Company; (ii) equity-based compensation grants and other benefits on the same basis as all other non-employee directors of the Company; and (iii) the same rights of indemnification advancement and directors’ and officers’ liability insurance coverage as the other non-employee directors of the Company as such rights may exist from time to time. If the New Director (or any Replacement Appointee (as defined below) who has replaced the New Director) is unable or unwilling to serve as a director for any reason, resigns as a director, or is removed as a director prior to the expiration of the Termination Date (as defined below) and at such time the Investor Group maintains an aggregate beneficial ownership of at least 3.0% of the Company’s then outstanding shares of Common Stock, Zuma Capital Management shall have the ability to identify and propose a replacement therefor (and will consider in good faith any proposed replacements suggested by the Company), which the Board will, in good faith, accept or reject, and if there is such a rejection, Zuma Capital Management will have the right to continue to identify and propose replacement candidates until a replacement is mutually agreed upon by the Company and Zuma Capital Management (any such replacement, a “Replacement Appointee”). Any Replacement Appointee must (i) be reasonably acceptable to the Board; (ii) be qualified to serve as a member of the Board under all Company Policies and applicable legal and regulatory requirements; (iii) meet the independence requirements with respect to the Company of the listing rules of the Nasdaq Stock Market (“Nasdaq”) and all applicable rules of the SEC; (iv) have complied with the Company’s procedures for new director candidates (including the full completion of a directors’ and officers’ questionnaire, undergoing a customary background check, and participating in interviews with the members of the NCGC and/or other members of the Board); (v) have no then existing or past material relationship with any member of the Investor Group or any Affiliate or Associate thereof (as determined in good faith by the Board); and (vi) serve on no more than a total of three other public company boards.

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(d) Upon the recommendation of a Replacement Appointee by Zuma Capital Management, the Board and/or any applicable committee thereof shall make its determination regarding whether such Replacement Appointee meets the foregoing criteria no later than ten (10) Business Days after such recommendation; provided, however, that if the Board does not accept such Replacement Appointee as recommended, the Parties shall continue to follow the aforementioned procedures until a Replacement Appointee is elected to the Board as recommended by Zuma Capital Management. Subject to the Company Policies, the listing rules of Nasdaq, and applicable law, rule, or regulation, upon a Replacement Appointee’s election to the Board, the Board and all applicable committees of the Board shall take all actions necessary to appoint such Replacement Appointee to any applicable committee(s) of the Board of which the applicable New Director was a member immediately prior to such applicable New Director becoming unable or unwilling to serve as a director. Upon becoming a member of the Board, the Replacement Appointee will succeed to all of the rights and privileges, and will be bound by the terms and conditions of this Agreement, applicable to the New Director that such Replacement Appointee is replacing. The provisions of this section shall apply to any Replacement Appointee nominated or appointed to the Board who becomes unable or unwilling to serve as a director or nominee prior to the Termination Date. Any Replacement Appointee shall be considered a New Director for all purposes of this Agreement.

2. Voting Commitment. Until the Termination Date, each member of the Investor Group shall, or shall cause its respective Affiliates and Associates to, appear in person or by proxy at each Stockholder Meeting so that all shares of Common Stock owned of record or beneficially by each member of the Investor Group are counted present for quorum purposes and to vote all shares of Common Stock that are owned of record or beneficially owned by it or its respective Affiliates and Associates, including shares hereafter acquired, solely on the Company’s proxy card, voting instruction form, or consent card and in accordance with the Board’s recommendations as such recommendations of the Board are set forth in the applicable definitive proxy or consent statement of the Company filed in respect of such Stockholder Meeting with respect to (a) the election, removal, and/or replacement of directors, and (b) any other proposal submitted to the stockholders at a Stockholder Meeting; provided, however, that the members of the Investor Group shall be permitted to vote all or some of the shares of Common Stock that they beneficially own and over which they have voting power at such Stockholder Meeting in their sole discretion with respect to an Extraordinary Transaction; provided further, that to the extent Institutional Shareholder Services Inc. (“ISS”) or Glass, Lewis & Co., LLC (“Glass Lewis”) recommends otherwise, the member of the Investor Group may vote their shares of Common Stock in accordance with the ISS or Glass Lewis recommendation on such matter (other than the election, removal, and/or replacement of directors to which this proviso shall not apply). The Investor Group will use commercially reasonable efforts (including by calling back loaned out shares) to ensure that the Investor Group has voting power for any and all Common Stock owned by the Investor Group on the record date for each Stockholder Meeting. No later than three (3) Business Days prior to each Stockholder Meeting held prior to the Termination Date, each member of the Investor Group shall, and shall cause each of its Associates and Affiliates to, vote any shares of Common Stock beneficially owned by such Investors in accordance with this Section 2. Each member of the Investor Group represents and warrants to the Company that such member of the Investor Group, and any Affiliate or Associate thereof, has not, prior to or on the date of this Agreement, with respect to any shares of the Common Stock, executed or delivered any proxy, consent card, or voting instruction form or entered into any voting agreement, commitment, or similar arrangement with any person with respect to the 2024 Annual Meeting or any subsequent Stockholder Meeting.

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3. Standstill. Prior to the Termination Date, except as otherwise expressly provided in this Agreement, without the prior written consent of the Company (authorized by the Board), each of the members of the Investor Group shall not, and shall cause their respective Representatives not to, in any way, directly or indirectly:

(a) (i) acquire, or offer, or agree to acquire, by purchase or otherwise, or direct any Third Party in the acquisition of, any Common Stock or any securities convertible or exchangeable into or exercisable for Common Stock (collectively, “Company Securities”) or assets of the Company, or rights or options to acquire any Company Securities, or engage in any swap instrument or derivative hedging transactions or other derivative agreements of any nature with respect to Company Securities; provided that each individual member of the Investor Group, together with their respective Affiliates and Associates, may acquire beneficial ownership of, or economic exposure to, the Common Stock, provided that the aggregate ownership (whether beneficial ownership, economic exposure, or a combination thereof) of the Investor Group does not exceed eight percent (8.0%) of the Company’s outstanding Common Stock; or (ii) sell or otherwise transfer shares of Common Stock, other than in open market sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings, to any Third Party that, to the Investor Group’s knowledge (after due inquiry in connection with a private, non-open market transaction, it being understood that such knowledge shall be deemed to exist with respect to any publicly available information, including information in documents filed with the SEC), would result in such Third Party, together with its Affiliates and Associates, being required to file or amend a Schedule 13D or Schedule 13G with respect to its or their ownership of securities of the Company;

(b) (i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election or removal at any Stockholder Meeting at which the Company’s directors are to be elected or otherwise seek representation on the Board; (ii) initiate, knowingly encourage, participate in, assist, or facilitate, directly or indirectly, any solicitation of proxies or consents in respect of any election contest or removal contest at any Stockholder Meeting with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any business by any stockholder of the Company to be brought before any Stockholder Meeting; (iv) initiate, knowingly encourage, or participate in, assist, or facilitate, directly or indirectly, any solicitation of proxies or consents in respect of any business by any stockholder of the Company to be brought before any Stockholder Meeting; (v) initiate, seek to advise, influence, knowingly encourage or participate in, assist, or facilitate, directly or indirectly, any “withhold,” “against,” “vote no,” defeat quorum or similar campaign with respect to any nomination or proposal made by or at the direction of the Board and brought before any Stockholder Meeting; (vi) advise, influence, or knowingly encourage any other person or knowingly assist any person in so encouraging, advising or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum, binding or non-binding (other than such encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter); (vii) call or request that, or knowingly encourage any person to call or request that, the Company call any Stockholder Meeting; or (viii) request that the Company set a record date for any Stockholder Meeting;

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(c) form, join or in any way participate in any group or agreement of any kind with respect to any Voting Securities, including in connection with any election or removal contest with respect to the Company’s directors or any business by any stockholder of the Company to be brought before any Stockholder Meeting (other than with the members of the Investor Group or one or more of their Associates who agree in writing to comply with the terms and conditions of this Agreement);

(d) deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting thereof (other than (i) any such voting trust, arrangement or agreement solely among members of the Investor Group and (ii) as otherwise in accordance with this Agreement);

(e) seek publicly, alone or in concert with others, to alter, amend, change, waive, or repeal any provision of, or adopt new provisions of, the Charter, Bylaws, or Company Policies;

(f) demand an inspection of the stock ledger materials or the books and records of the Company or its subsidiaries;

(g) (i) make any public proposal with respect to or (ii) make any public statement or otherwise seek to encourage, advise or assist any person with respect to any public proposals or statements related to (A) any change in the number or term of directors serving on the Board or the filling of any vacancies or newly created directorships on the Board, (B) any change in the capitalization or dividend policy of the Company, (C) any other change in the Company’s management, governance, corporate structure, affairs or policies, (D) any Extraordinary Transaction or any material acquisition of any assets or businesses of the Company or any of its subsidiaries, (E) causing any class or series of the Company’s equity securities to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, (F) causing any class or series of the Company’s equity securities to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, or (G) any intent, purpose, plan or proposal that is inconsistent with the standstill provisions of this Agreement;

(h) knowingly initiate, directly or indirectly, any unsolicited Extraordinary Transaction or make, directly or indirectly, any unsolicited proposal, either alone or in concert with others, to the Company or the Board (or any committee thereof) that would reasonably be expected to require a public announcement or disclosure regarding any such matter (it being understood that the foregoing shall not restrict the Investor Group from tendering shares, receiving payment for shares or otherwise participating in any Extraordinary Transaction on the same basis as other stockholders of the Company);

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(i) effect or seek to effect, offer or propose to effect, cause, or in any way assist, knowingly encourage, or facilitate any other person to effect or seek, offer or propose to effect or participate in, any unsolicited: (i) material acquisition of any assets or businesses of the Company or any of its subsidiaries; (ii) tender offer or exchange offer, merger, consolidation, acquisition, share exchange or other business combination involving any of the Voting Securities or any of the material assets or businesses of the Company or any of its subsidiaries; or (iii) recapitalization, restructuring, liquidation, dissolution or other material transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses (it being understood that each of the foregoing (i)-(iii) shall not restrict the Investor Group from tendering shares, receiving payment for shares or otherwise participating in any Extraordinary Transaction on the same basis as other stockholders of the Company);

(j) enter into any negotiations, agreements, arrangements, or understandings with any Third Party with respect to the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing;

(k) publicly make or in any way advance publicly any request or proposal that the Company or the Board (or any committee thereof) amend, modify or waive any provision of this Agreement; or

(l) take any action challenging the validity or enforceability of this Section 3 or this Agreement.

Notwithstanding anything in this Agreement to the contrary, the restrictions in this Section 3 shall not prevent the members of the Investor Group from (1) making any factual statement or public disclosure as required by applicable legal process, subpoena or legal requirement from any governmental authority with competent jurisdiction over the Party from whom information is sought (so long as such request did not arise as a result of action by any of the members of the Investor Group or their Associates), (2) making any confidential communication to the Company or its directors and officers that would not be reasonably expected to trigger public disclosure obligations for either Party, or (3) tendering shares of Common Stock, receiving payment for shares of Common Stock or otherwise participating in any transaction on the same basis as the other stockholders of the Company or from participating in any such transaction that has been approved by the Board, subject to the other terms of this Agreement. Furthermore, for the avoidance of doubt, nothing in this Section 3 shall be deemed to limit the exercise in good faith by the New Director of his or her duties solely in his or her capacity as a director of the Company, recognizing that such actions are subject to such director’s duties to the Company under applicable law (it being understood and agreed that neither the members of the Investor Group nor any of their respective Representatives shall seek to do indirectly through the New Director anything that would be prohibited if done directly by any of the members of the Investor Group or their respective Representatives).

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4. Non-Disparagement. Prior to the Termination Date, the Company and each member of the Investor Group shall each refrain from making, and shall instruct their respective Representatives not to make or cause to be made, any statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media (including social media), analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, attempts to discredit, criticizes, calls into disrepute, defames, slanders, impugns or is reasonably likely to damage the reputation of, (a) in the case of statements or announcements by any of the members of the Investor Group or their respective Representatives, the Company, or any of its Representatives, or the Company’s corporate strategy, corporate activities, practices, governance, capital allocation, corporate officers, directors, employees, procedures, business, business operations, products or services and (b) in the case of statements or announcements by the Company or its Representatives, the members of the Investor Group or any of their respective Representatives. The restrictions in this Section 4 shall not (a) apply to (i) any compelled testimony or production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the Party from whom information is sought, in each case, to the extent legally required, or (ii) any disclosure that such Party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules or regulations; (b) prohibit any Party from reporting what it reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder; or (c) apply to efforts to enforce either Party’s rights pursuant to this Agreement in accordance with this Agreement. The limitations set forth in this Section 4 shall not prevent any Party from responding to any public statement made by the other Party of the nature described in this Section 4 if such statement by the other Party was made in breach of this Agreement.

5. No Litigation. Prior to the Termination Date, each Party hereby covenants and agrees that it shall not, and shall not permit any of its Representatives acting on its behalf to, directly or indirectly, alone or in concert with others, initiate, pursue, solicit, assist, join as a party, or knowingly encourage any other person to threaten or initiate, any action, suit, claim or proceeding before any court (each, a “Legal Proceeding”) against the other Party or any of its Representatives, except for (a) any Legal Proceeding (instituted in accordance with the terms of this Agreement) initiated primarily to remedy a breach of or to enforce this Agreement and (b) counterclaims and affirmative defenses with respect to any Legal Proceeding initiated by, or on behalf of one Party or its Affiliates against the other Party or its Affiliates; provided, however, that this Section 5 shall not prevent any Party or any of its Representatives from (i) responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of or at the direct or indirect suggestion of such Party or any of its Representatives; provided, further, that in the event any Party or any of its Representatives receives such Legal Requirement, such Party shall give prompt written notice of such Legal Requirement to the other Party (except where such notice would be legally prohibited or not practicable); (ii) bringing bona fide commercial disputes that do not in any manner relate to the subject matter of this Agreement; (iii) exercising statutory appraisal rights; or (iv) responding to or complying with a validly issued legal process. Each Party represents and warrants that neither it nor any assignee has filed any Legal Proceeding against the other Party.

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6. Public Statements; SEC Filings.

(a) No later than (1) Business Day following the execution and delivery of this Agreement, the Company shall issue a press release (the “Press Release”) announcing this Agreement by means of a mutually agreed press release, substantially in the form attached hereto as Exhibit A and, following the issuance of the Press Release, any public statements by any Party in respect of this Agreement or the subject matter hereof shall, except to the extent required by applicable law, rule, or regulation (including the applicable rules and regulations of the SEC and Nasdaq), be consistent with the Press Release. Prior to the issuance of the Press Release, neither the Company nor members of the Investor Group nor any of their respective Affiliates or Associates shall issue any press release or public announcement with respect to the entry into this Agreement or take any action that would require public disclosure of this Agreement without the prior written consent of the other Party, except to the extent required by applicable law, rule, or regulation (including the applicable rules and regulations of the SEC and Nasdaq).

(b) Promptly following the execution of this Agreement, the Company shall file (or cause to be filed) with the SEC a Current Report on Form 8-K reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and appending this Agreement as an exhibit thereto (the “Form 8-K”). The Form 8-K shall be consistent with the terms of this Agreement and the Press Release. The Company shall provide the members of the Investor Group and their Representatives with a reasonable opportunity to review and comment on the Form 8-K prior to the filing with the SEC and consider in good faith any timely comments of the members of the Investor Group and their Representatives.

(c) The Company acknowledges that the Investor Group will file with the SEC a statement on Schedule 13D setting forth a brief description of the terms of this Agreement and appending this Agreement as an exhibit thereto (the “Schedule 13D”). The Schedule 13D shall be consistent with the terms of this Agreement and the Press Release. The Investor Group shall provide the Company with a reasonable opportunity to review and comment on the Schedule 13D prior to the filing with the SEC and consider in good faith any timely comments of the Company.

7. Affiliates and Associates. Each Party shall instruct its Affiliates and its Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such Affiliate or such Associate. A breach of this Agreement by an Affiliate or an Associate of a Party, if such Affiliate or such Associate is not a party to this Agreement, shall be deemed to occur if such Affiliate or such Associate engages in conduct that would constitute a breach of this Agreement if such Affiliate or such Associate was a party to the same extent as a party to this Agreement.

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8. Representations and Warranties.

(a) Each member of the Investor Group represents and warrants that (i) the authorized signatories set forth on the signature page hereto has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and (ii) this Agreement has been duly and validly executed and delivered by it, constitutes a valid and binding obligation and agreement of it and is enforceable against it in accordance with its terms. Each member of the Investor Group represents and warrants that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of any organizational documents of it as currently in effect, and that the execution, delivery and performance of this Agreement by it does not and will not violate or conflict with (A) any law, rule, regulation, order, judgment or decree applicable to it or (B) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which it is a party or by which it is bound. Each member of the Investor Group represents and warrants that, as of the date of this Agreement, it beneficially owns an aggregate of 1,103,655 shares of Common Stock, including 105,912 shares of Common Stock issuable upon the exercise of certain warrants, as set forth on Schedule A attached hereto and has voting power over such shares. Each member of the Investor Group represents and warrants that as of the date hereof, except as specifically disclosed on Schedule A attached hereto, (x) none of the members of the Investor Group owns, of record or beneficially, any Voting Securities or any securities convertible into, or exchangeable or exercisable for, any Voting Securities and (y) none of the members of the Investor Group have entered into, directly or indirectly, any agreements or understandings with any person (other than their own respective Representatives) with respect to any potential transaction involving the Company or the voting or disposition of any securities of the Company other than this Agreement.

(b) The Company hereby represents and warrants that it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms. The Company represents and warrants that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Company as currently in effect, and that the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

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9. Termination.

(a) This Agreement shall terminate on the date on which the results for the 2026 Annual Meeting are certified; provided, however, that if the Company re-nominates the New Director or any Replacement Appointee for election at the 2026 Annual Meeting, the Termination Date shall be automatically extended until the date that the New Director or any Replacement Appointee, as applicable, is no longer a member of the Board (the date of termination, the “Termination Date”).

(b) If this Agreement is terminated in accordance with this Section 9, this Agreement shall forthwith become null and void, but no termination shall relieve either Party from liability for any breach of this Agreement prior to such termination. Notwithstanding the foregoing, this Section 9 and Sections 12 through 16 shall survive the termination or expiration of this Agreement.

10. Expenses. Promptly following the execution of this Agreement, the Company shall reimburse the Investor Group for not more than $100,000 of its reasonably incurred and documented out-of-pocket fees and expenses (including legal fees) incurred in connection with its investment in the Company, including, but not limited to, the preparation of the Investor Group’s notice of nomination and the negotiation and execution of this Agreement and related activities.

11. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt; (b) upon sending if sent by electronic mail to the electronic mail addresses below, with confirmation of receipt from the receiving party by electronic mail; (c) one (1) Business Day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

If to the Company to:

Presidio Property Trust, Inc.

4995 Murphy Canyon Road, Suite 300

San Diego, California 92123

Attn: Ed Bentzen, Chief Financial Officer

Email: ebentzen@presidiopt.com

with a copy (which shall not constitute notice) to:

Venable LLP

750 E. Pratt Street

Baltimore, MD 21202

Attn: Jeffrey Keehn

Email: JKeehn@Venable.com

and

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Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st floor

New York, NY 10036

Attn: Darrin M. Ocasio, Esq,

Avital Perlman, Esq.

Email: dmocasio@srfc.law

aperlman@srfc.law

If to the Investor Group:

Zuma Capital Management, LLC

3766 Donaldson Drive

Chamblee, Georgia 30341

Attn: Brent Morrison

Email: Brent@zumacapitalmgmt.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attn: Andrew M. Freedman

Email: AFreedman@olshanlaw.com

12. Governing Law; Jurisdiction; Jury Waiver. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to the conflicts or choice of law of law provisions thereof. Each of the Investor Group and the Company (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the federal or state courts located in the city of Baltimore, Maryland; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum. The Parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. Each of the Parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right that such Party may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated thereby, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. No Party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

13. Specific Performance. Each Party to this Agreement acknowledges and agrees that the other Party would be irreparably injured by an actual breach of this Agreement by the first- mentioned Party or its Representatives and that monetary remedies would be inadequate to protect either Party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the Parties under this Agreement, each Party shall be entitled to seek equitable relief by way of injunction or otherwise and specific performance of the provisions hereof without the necessity of posting a bond or other security, if the other party or any of its Representatives breach or threaten to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the non-breaching Party.

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14. Certain Definitions and Interpretations. As used in this Agreement: (a) the terms “Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that at any time prior to the Termination Date become Affiliates or Associates of any applicable person or entity referred to in this Agreement; provided, however, that the members of the Investor Group shall not be Affiliates or Associates of the Company and the Company shall not be an Affiliate or Associate of the members of the Investor Group; (b) the terms “beneficial ownership,” “group,” “participant,” “person,” “proxy” and “solicitation” (and any plurals or variations thereof) have the meanings ascribed to such terms under the Exchange Act, provided, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act as in effect as of the date of this Agreement; (c) the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or obligated to be closed by applicable law; (d) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (e) the term “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other transaction with a Third Party that, in each case, results in a change in control of the Company or the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill and its corporate franchises; (f) the term “Parties” means the Company, the Investor Group, and each of the members of the Investor Group (it being understood that the Investor Group and its members shall be deemed a single party as the context requires); (g) the term “Representatives” of a person means (i) such person’s Affiliates and Associates and (ii) such person’s Affiliates and Associates and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates; (h) the term “SEC” means the U.S. Securities and Exchange Commission; (i) the term “Stockholder Meeting” means each annual or special meeting of stockholders of the Company, or any action by consent of the Company’s stockholders, and any adjournment, postponement, rescheduling or continuation thereof; (j) the term “Third Party” refers to any person that is not a Party to this Agreement or an Affiliate or Associate thereof, a member of the Board, a director or officer of the Company, a member of the Investor Group, or legal counsel to any Party to this Agreement; and (k) the term “Voting Securities” shall mean the Common Stock and any other securities of the Company entitled to vote in the election of directors. In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, without limitation,” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement, (iii) the word “or” is not exclusive, (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated, (v) whenever the context requires, the masculine gender shall include the feminine and neuter genders, and (vi) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day”.

15. Investor Group Representative. Each Investor Group member hereby irrevocably appoints Zuma Capital Management as its attorney-in-fact and representative (the “Zuma Capital Representative”), in such Investor Group member’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on each Investor Group member, upon any action taken by the Zuma Capital Representative or upon any document, notice, instruction, or other writing given or executed by the Zuma Capital Representative.

16. Miscellaneous.

(a) This Agreement, including all exhibits and schedules hereto, contains the entire agreement between the Parties and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

(b) Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and is not enforceable by any other persons.

(c) This Agreement shall not be assignable by operation of law or otherwise by a Party without the consent of the other Party. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each Party.

(d) Neither the failure nor any delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(e) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

(f) Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each Party.

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(g) This Agreement may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

(h) Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the Parties will be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.

(i) The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

THE COMPANY:

PRESIDIO PROPERTY TRUST, INC.

By:	/s/ Jack K. Heilbron
Jack K. Heilbron
Chairman of the Board, Chief Executive Officer, and President

SIGNATURE PAGE TO COOPERATION AGREEMENT

INVESTOR GROUP:

Zuma Capital Management, LLC

By:	/s/ Brent Morrison
Name:	Brent Morrison
Title:	Managing Member

ZCM Opportunities Fund, LP

By:	/s/ Brent Morrison
Name:	Brent Morrison
Title:	Managing Member

/s/ Brent Morrison
Brent Morrison

Samara Growth Fund, LP

By:	Ouray Fund Management, LLC,
its General Partner

By:	/s/ Elena Piliptchak
Name:	Elena Piliptchak
Title:	Managing Member

Samara Select Fund, LP

By:	Ouray Fund Management, LLC,
its General Partner

By:	/s/ Elena Piliptchak
Name:	Elena Piliptchak
Title:	Managing Member

SIGNATURE PAGE TO COOPERATION AGREEMENT

Ouray Select, LP

By:	Ouray Fund Management, LLC,
its General Partner

By:	/s/ Elena Piliptchak
Name:	Elena Piliptchak
Title:	Managing Member

Ouray Partners International Ltd.

By:	/s/ Elena Piliptchak
Name:	Elena Piliptchak
Title:	Sole Director

Ouray Fund Management, LLC

By:	/s/ Elena Piliptchak
Name:	Elena Piliptchak
Title:	Managing Member

Ouray Capital Management, LLC

By:	/s/ Elena Piliptchak
Name:	Elena Piliptchak
Title:	Managing Member

/s/ Elena Piliptchak
Elena Piliptchak

/s/ Vito Garfi
Vito Garfi

/s/ Reuben Berman
Reuben Berman

/s/ Stefani Carter
Stefani Carter

SIGNATURE PAGE TO COOPERATION AGREEMENT

Exhibit A

Form of Press Release

Schedule A

Schedule of Owned Shares

Member of Investor Group	Shares Beneficially Owned
Zuma Capital Management, LLC	233,351
ZCM Opportunities Fund, LP	162,037, including 80,765 shares of Common Stock issuable upon the exercise of certain warrants
Brent Morrison	265,498, including 105,912 shares of Common Stock issuable upon the exercise of certain warrants
Samara Growth Fund, LP	53,927
Samara Select Fund, LP	50,991
Ouray Select, LP	76,475
Ouray Partners International Ltd.	46,688
Ouray Fund Management, LLC	181,393
Ouray Capital Management, LLC	228,081
Elena Piliptchak	239,881
Vito Garfi	598,276